EXHIBIT (n)
                        Consents of Deloitte & Touche LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-86500 of Ameritas Life Insurance Corp. Separate Account LLVL of our report dated March 2, 2006, on the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP


Lincoln, Nebraska
April 20, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 33-86500 of Ameritas Life Insurance Corp. Separate Account LLVL of our report dated March 2, 2006, on the financial statements of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVL, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 20, 2006